                                                                    EXHIBIT 10.9

                              DATED 1 FEBRUARY 2005

                      IGE ENERGY SERVICES (UK) LIMITED (1)

                                       and

                        MANHATTAN ASSOCIATES LIMITED (2)

                                       and

                         MANHATTAN ASSOCIATES, INC. (3)





--------------------------------------------------------------------------------

                                      LEASE

--------------------------------------------------------------------------------

           Premises: First Floor, Building A, The Arena, Bracknell
           Term: 5 years
           Rent: Pound Sterling317,540 per annum





                                  WALKER MORRIS
                                   Kings Court
                                 12 King Street
                                      LEEDS
                                     LS1 2HL
                                Tel: 0113 2832500
                                Fax: 0113 2459412
                                    Ref: IMH

                                                                 WALKER
                                                                 MORRIS
                                                               SOLICITORS

                                    CONTENTS

SECTION HEADING

                                                                               PAGE

1        INTERPRETATION                                                          1

2        THE DEMISE                                                              5

3        TENANT'S COVENANTS                                                      5

         3.1      Payments                                                       6

         3.2      Outgoings and Utilities                                        6

         3.3      Interest                                                       7

         3.4      VAT                                                            7

         3.5      Repair                                                         7

         3.6      Decoration                                                     8

         3.7      Keep tidy                                                      8

         3.8      Alterations                                                    9

         3.9      Statutory obligations                                         10

         3.10     Inspection and notice to repair                               12

         3.11     User                                                          12

         3.12     Signs                                                         14

         3.13     Insurance obligations                                         14

         3.14     Notices                                                       15

         3.15     Alienation                                                    15

         3.16     Sale and re-letting                                           18

         3.17     Rights of light and encroachments                             19

         3.18     Indemnities                                                   19

         3.19     Damaging substances                                           20

         3.20     Notices of breach and costs                                   20

         3.21     Yield up                                                      20

         3.22     Pipes                                                         21

         3.23     Overloading                                                   21

         3.24     Keyholder                                                     21

         3.25     Defects                                                       21

         3.26     Replacement guarantor                                         22

         3.27     Regulations                                                   22

         3.28     Disputes                                                      22

         3.29     Occupation                                                    22

         3.30     Headlease                                                     23

         3.31     Car Park                                                      23


4        LANDLORD'S COVENANTS                                                   23

         4.1      Quiet Enjoyment                                               23

         4.2      Insurance                                                     23

         4.3      Headlease                                                     24

         4.4      Warranties                                                    25

         4.5      Competition                                                   25

         4.6      Reception Area                                                26

         4.7      Services and Service Charge                                   26

         4.8      Restaurant Charge                                             26

5        PROVISOS                                                               26

         5.1      Re-entry                                                      26

         5.2      Suspension of rent                                            28

         5.3      Determination of the Term                                     28

         5.4      Exclusion of use warranty                                     29

         5.5      Notices                                                       29

         5.6      Compensation                                                  29

         5.7      Implied easements                                             29

         5.8      Party walls                                                   30

         5.9      Tenant's property                                             30

         5.10     Contracts (Rights of Third Parties) Act 1999                  30

         5.11     Exclusion of security                                         30

         5.12     Jurisdiction and governing law                                30

6        FORM OF GUARANTOR'S COVENANTS                                          31

         6.1      Interpretations                                               31

         6.2      Guarantee and indemnity                                       31

         6.3      Preservation of Guarantor's liability                         31

         6.4      Obligation to take a new lease                                33

         6.5      Extent of Guarantor's liability                               34


THE FIRST SCHEDULE - THE PREMISES                                               35

THE SECOND SCHEDULE - THE RIGHTS                                                36

THE THIRD SCHEDULE - THE EXCEPTIONS                                             37

THE FOURTH SCHEDULE - WARRANTIES                                                39

THE FIFTH SCHEDULE - THE SERVICE CHARGE                                         42

THE SIXTH SCHEDULE- RESTAURANT CHARGE                                           48

THIS LEASE made on 1 February 2005

BETWEEN:

(1) IGE ENERGY SERVICES (UK) LIMITED (company number 3499114) whose registered office is at The Arena Downshire Way Bracknell Berkshire RG12 1PU (the LANDLORD)

(2) MANHATTAN ASSOCIATES LIMITED (company number 3562638) whose registered office is at 2 The Arena Downshire Way Bracknell Berkshire RG12 1PU (the TENANT)

(3) MANHATTAN ASSOCIATES, INC. of 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339 United States of America (the GUARANTOR)

WITNESSES as follows:

1        INTERPRETATION

         1.1      In this Lease unless the context requires otherwise:

         1.2      The following words and expressions mean

                  AGA: an authorised guarantee agreement within the meaning of section 16 of the 1995 Act;

                  THE BUILDING: the land and buildings known as Block A The Arena Downshire Way Bracknell as edged green on the Plan comprised within the Headlease;

                  THE CAR PARK: the parts of the Building used for parking shown for identification purposes only shown coloured blue on Plan 2;

                  THE CDM REGULATIONS: the Construction (Design and Management) Regulations 1994 and any other regulations of a similar nature in force at any time during the Term;

                  THE COMMON PARTS: all parts of the Building which at any time during the Term do not form part of the Premises or any other premises in the Building let or intended to be let to any other tenant of the Landlord including without limitation:

                  (1) the roof, foundations, main ceilings, main floors and floor slabs, main walls, structural steelwork, structural and main columns, beams and joists and all other external and structural parts of the Building including all external windows and doors and window and door frames in the Building;

                                                                        Page--1-

                  (2) all internal walls, whether load-bearing or not, inside the Common Parts or separating the Common Parts from the Premises or any other premises in the Building let or intended to be let to any other tenant of the Landlord and all windows and doors and window and door frames in those walls;

                  (3) all entranceways, hallways, passageways, staircases, lifts, toilets, kitchens, refuse areas, roads and footpaths and all parking, service, access and landscaped areas, all boundary structures and all Pipes other than those demised to the Tenant or any other tenant in the Building;

                  (4) any central heating, air handling or air conditioning system (including all associated Pipes, radiators, boilers, ducts, pumps, coolers, controls, and other equipment) which serves the Building as a whole or any parts of it communally; and

                  (5) any video, monitoring, security, control, access, fire detection, fire prevention or sprinkler system and any other electrical or other system of any type (including all associated Pipes) which serves the Building as a whole or any parts of it communally to the extent that they exist at any time during the Term;

                  THE CONTRACTUAL TERM: the term of five years starting on 1 February 2005 and ending on 31 January 2010;

                  THE END OF THE TERM: the end of the Term however that happens;

                  ENVIRONMENTAL LEGISLATION: the Health and Safety at Work etc Act 1974, the Environmental Protection Act 1990, the Water Resources Act 1991, the Environment Act 1995, the Control Substances Hazardous to Health Regulation and any other statute of a similar nature in force at any time during the Term;

                  THE EXCEPTIONS: the exceptions and reservations set out in the Third Schedule;

                  THE EXCLUDED PARTS: the windows, window frames, window sills, columns, ceilings and floor slabs to the Building

                  GROUP COMPANY: a group company within the meaning of section 42 of the Landlord and Tenant Act 1954;

                  HAZARDOUS SUBSTANCES: any and all dangerous substances, hazardous substances, toxic
                                                                        Page--2-
                  substances, radioactive substances, hazardous wastes, controlled wastes, oils, hazardous chemicals and any other material which may be harmful to human health or the environment and which are controlled under the Environmental Legislation and includes (without limitation) any petrol, benzol or other highly flammable spirit, liquor, fluid or substance or any material of a dangerous, combustible, explosive or corrosive nature which may attack or in any way injure by percolation, corrosion, vibration or otherwise the structure of the Premises or the Building or the use of which may constitute a nuisance to the occupiers of neighbouring or adjoining property;

                  THE HEADLEASE: a lease dated 18 January 1999 and made between Scottish Widows' Fund Life Assurance Society (1) Tektronix UK Limited (2) and Tektronix, Inc (3);

                  THE INTEREST RATE: three per cent per annum above the base rate from time to time of any bank that is a member of the British Banking Association and that the Landlord specifies at any time or, if those base rates cease to exist, such other equivalent rate of interest as the Landlord reasonably specifies at any time both before and after any judgment and in every case compounded on the Rent Days;

                  THE LANDLORD: includes the reversioner for the time being immediately expectant on the End of the Term;

                  THE LANDLORD'S CONSENT: the previous consent of the Landlord by deed or, at the Landlord's discretion, under hand;

                  THIS LEASE: this Lease and any documents supplemental to it or entered into in accordance with or under it;

                  PIPES: pipes, sewers, drains, conduits, gutters, watercourses, wires, cables, channels, ducts, flues, aerials, cisterns, tanks and all other conducting media and ancillary apparatus and any enclosures for them;

                  THE PLAN:  the plan or plans annexed to this Lease;

                  THE PLANNING ACTS: the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and any other statute of a similar nature in force at any time during the Term;

                  THE PREMISES: the property described in the First Schedule;

                                                                        Page--3-

                  THE RENT COMMENCEMENT DATE: the 1st day of February 2006;

                  THE RENT DAYS: 25 March, 24 June, 29 September and 25 December in each year;

                  THE RIGHTS: the rights set out in the Second Schedule;

                  THE SERVICE CHARGE: the monies payable by the Tenant for the provision of the Services in accordance with the Fifth Schedule;

                  SUPERIOR LESSOR: everyone having a title to the Premises in reversion mediately or immediately expectant on the termination of the Landlord's title at any time during the Term;

                  TAX INVOICE: an invoice addressed to the Tenant and which complies with the requirements of Section 6(5) of and paragraph 2(1) of Schedule 11 to the Value Added Tax Act 1994 and regulations relating to tax invoices;

                  THE TENANT: includes its successors in title and assigns and all persons deriving title through or under it;

                  THE TERM: the Contractual Term;

                  UTILITIES: data transmission, drainage, electricity, energy of any other type, gas, telephone, water and all other services;

                  VAT: Value Added Tax and any tax of a similar nature substituted for it or imposed in addition to it at any time during the Term and any penalties or fines in relation to them;

                  THE 1995 ACT: the Landlord and Tenant (Covenants) Act 1995.

         1.3 Any reference to any statute, including any reference in any definition in this clause, includes:

         1.4 any amendment, modification, extension or re-enactment of it at any time;any regulations or orders made under or drawing validity from any statute

         1.5 Any reference to any form of legal entity includes all other forms of legal entity.

         1.6 Any provisions in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any superior landlord under a superior lease where such consent shall be required under any superior lease (which the Landlord shall use its reasonable endeavours to obtain at the cost of the Tenant) but

                                                                        Page--4-
                  nothing in this Lease shall be construed as implying that any obligation is imposed upon any such superior landlord not unreasonably to refuse any such consent or approval unless the superior lease so provides;

         1.7 Reference to "consent of the Landlord" or words to similar effect means a consent in writing signed by or on behalf of the Landlord and to "be approved" and "authorised" or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord.

         1.8 Obligations by more than one person are joint and several and where any party under this Lease at any time is more than one person references to it are to each person individually as well as jointly with the others comprising it.

         1.9 Any obligation on the Tenant not to do something shall be deemed to include an obligation to use reasonable endeavours not to allow it or suffer it to be done.

         1.10 Rights excepted, reserved or granted to the Landlord are excepted, reserved or granted to the Landlord, any Superior Lessor and everyone authorised in writing by them and which authority shall be produced to the Tenant before such access is made.

         1.11 The perpetuity period applicable to this Lease is the Contractual Term or 80 years from the start of the Term, whichever is the shorter.

         1.12 The clause headings in this Lease are for reference only and are not to be taken into account in its construction or interpretation.

2        THE DEMISE

         The Landlord demises the Premises to the Tenant with the Rights but excepting and reserving the Exceptions for the Contractual Term subject to all rights, easements, privileges, restrictions, covenants and stipulations of any nature affecting them paying throughout the Term from the Rent Commencement Date the yearly rent of Pound Sterling317,540 by equal quarterly payments in advance on the Rent Days and so in proportion for any period less than a year, the first payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to the next Rent Day after that date to be paid on that date.

3        TENANT'S COVENANTS

         The Tenant covenants with the Landlord:

                                                                        Page--5-

         3.1      PAYMENTS

                  3.1.1 To pay the rent reserved by clause 2 of this Lease as set out in that clause with payment being made by electronic payments if the Landlord requires it.

                  3.1.2 To pay to the Landlord within 7 days of demand as additional rent:

                           (a)      a fair and proper proportion (to be
                                    determined by the Landlord acting
                                    reasonably) of the Insurance Rent properly payable by the Landlord to the Superior Lessor pursuant to clause 2(b) of the Headlease;

                           (b) all premiums payable by the Landlord for insuring against loss of rent from the Premises for three years;

                           (c) a fair and reasonable proportion (to be reasonably determined by the Landlord) of all sums properly payable by the Landlord under clauses 3 and 36 of the Fourth Schedule of the Headlease upon production of a Tax Invoice for same and a copy of the Superior Landlord's demand and on the Rent Days;

                           (d)     the Service Charge;

                           (e) Whilst the Restaurant is operational, or until the Tenant terminates its use of the Restaurant in accordance with the Fourth Schedule, all sums payable in accordance with that Schedule;

                  3.1.3 To make all payments referred to in this sub-clause, and all other payments due to the Landlord under this Lease, without any deduction (except as required by law) and without exercising any right of legal or equitable set off.

         3.2      OUTGOINGS AND UTILITIES

                  3.2.1 To pay all rates, taxes, assessments, duties, charges, impositions and other outgoings of any type charged, assessed or imposed on or in respect of the Premises or their owner or occupier at any time (including any of a capital or non-recurring nature) except such as are payable on a disposal of the landlord's reversion hereto and income or corporation tax charged on the Landlord;

                  3.2.2 To pay for all Utilities used or consumed at the Premises, including standing charges, and meter rents

                                                                        Page--6-
                  and if any payments due under this sub-clause are due in respect of the Premises and any other part of the Building jointly to pay a fair and reasonable proportion of them to be determined by the Landlord.

         3.3      INTEREST

                  If the Landlord does not receive payment of:

                  3.3.1 the rent reserved by clause 2 of this Lease and the VAT due in respect of it on the due date whether formally demanded or not; or

                  3.3.2 any other money due under this Lease (other than any money which this Lease states is to bear interest from the date of expenditure by the Landlord) within seven days of the due date to pay interest on the money concerned to the Landlord at the Interest Rate from the due date until the date of actual receipt by the Landlord.

                  Provided that this sub-clause shall not prejudice any other right or remedy of the Landlord for the recovery of any money due.

         3.4      VAT

                  To pay and indemnify the Landlord against any VAT chargeable in respect of or levied on:

                  3.4.1 any payment due from or any supply made to the Tenant under or in connection with this Lease; and

                  3.4.2 any payment made by or any supply made to the Landlord where the Tenant is liable to reimburse it for that payment or in respect of that supply (save where the Landlord can recover VAT)

                  in each case in addition to the payment or supply concerned provided that the Tenant shall not be obliged to pay any VAT on any of the rents reserved by this Lease or any other payments due under this Lease unless and until the Tenant shall be in receipt of a Tax Invoice in respect of them.

         3.5      REPAIR

                  3.5.1 To keep the Premises in good and substantial repair fair wear and tear excepted and keep them clean, damage caused by the Insured Risks excepted:

                                                                        Page--7-

                           (a) save to the extent of any excess in any relevant insurance policy; and/or

                           (b) unless any relevant insurance policy is vitiated or payment of insurance monies refused in whole or in part as a result of anything done by the Tenant, any undertenant or any other occupier of the Premises or anyone at the Premises with the express or implied authority of any of them

                            Provided That the Tenant's liability is limited to the extent that the Landlord effects any recovery under clause 4.4 hereof.

                  3.5.2 To carry out all work required under this sub-clause or any other provision of this Lease:

                           (a)      in a good and workmanlike manner;

                           (b) in accordance with good modern practice from time to time, all relevant codes of practice and all British Standards; and

                           (c)      to the Landlord's reasonable satisfaction.

         3.6      DECORATION

                  3.6.1 To decorate the Premises in the last three months before the End of the Term and all additions to them previously or usually decorated.

                  3.6.2    To carry out the work required by this sub-clause:

                           (a)      in a good and workmanlike manner;

                           (b)      with good quality materials;

                           (c)      to the Landlord's reasonable satisfaction;
                                    and

                           (d)      in accordance with such reasonable
                                    directions as may be communicated to the Tenant by or on behalf of the Landlord in the last three months of the Term in a colour and scheme of decoration approved by the Landlord, such approval not to be unreasonably withheld or delayed.

         3.7      KEEP TIDY

                  3.7.1 To keep the Premises clean, tidy and free from litter.

                                                                        Page--8-

                  3.7.2 Not to litter or make untidy the Building or any neighbouring or adjoining property.

                  3.7.3 To keep all rubbish in suitable receptacles and to arrange for its collection and disposal in an appropriate manner as often as necessary and at least weekly.

         3.8      ALTERATIONS

                  3.8.1 Not to commit waste to the Premises, divide them or merge them with other premises or make any alterations or additions of any type to them unless paragraph 3.8.2 is first complied with in full when the following alterations and additions will be allowed with the Landlord's consent, such consent not to be unreasonably withheld or delayed:

                           (a)      Internal non-structural alterations and
                                    additions.

                           (b) Alterations and additions to the Pipes forming part of the Premises.

                           (c) Minor alterations or additions to the structure or exterior of the Premises that are consequential to any work carried out under paragraphs (a) or (b) and which do not affect the structural integrity of the Premises or the Building.

                           Provided That the Tenant shall (without any consent of the Landlord) be entitled to install alter and remove internal demountable partitioning which does not affect the structure of the Premises or prejudice or affect the air conditioning fire protection or other building systems subject to the Tenant supplying 2 copies of as built drawings to the Landlord forthwith upon completion of any such works.

                  3.8.2 Before carrying out any alterations or additions which require Landlord's consent and at its own cost to:

                           (a) obtain all necessary consents from any competent authority and any other person;

                           (b) supply four sets of all drawings and specifications for the proposed alteration or additions to the Landlord for its approval (such approval not to be unreasonably withheld or delayed);
                                                                        Page--9-

                           (c) enter into any covenants that the Landlord reasonably requires for the execution, supervision and reinstatement of them.

                  3.8.3 If so required by the Landlord not less than three calendar months prior to the end or sooner determination of this Lease at the cost of the Tenant to remove any alterations or additions to the Premises, or any part of them, and to reinstate the Premises, or the appropriate part of them, to their former condition before the End of the Term and subject to the Landlord's reasonable satisfaction.

                  3.8.4 To commence to remedy any breach of this sub-clause within two months of receiving written notice from the Landlord of such breach and then diligently to remedy the same and if it does not to allow the Landlord to enter the Premises with all necessary workmen and equipment to carry out the work required and to pay to the Landlord all expenses properly and reasonably incurred by it in doing so, including all proper legal and surveyors' fees reasonably incurred, within 7 days of an invoice for same detailing such expenses together with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment.

         3.9      STATUTORY OBLIGATIONS

                  3.9.1 At its own expense to comply with all requirements of, and execute all works required by, any statute or any competent authority in respect of the Premises, any activity at or use of them or the use of any plant, machinery or other equipment in them (save that forming part of the Common Parts or the Landlord's equipment).

                  3.9.2 To obtain all planning permissions and other consents that are required for the carrying out of any operations on the Premises or any use of them by the Tenant which may constitute development within the meaning of the Planning Acts but no application for planning permission or any other consent is to be made without the Landlord's consent, such consent not to be unreasonably withheld or delayed in respect of any application for permission or consent in respect of anything for which consent has already been given by the Landlord under any other provision of this Lease.

                  3.9.3 To pay and satisfy any charge or levy that is imposed under the Planning Acts in respect of any operation or use referred to in paragraph 3.9.2.
                                                                       Page--10-

                  3.9.4 That where any alterations or additions are covered by the CDM Regulations it and not the Landlord will be the client for the purposes of regulation 4 of those regulations and that it will:

                           (a) send a declaration to that effect to the Health & Safety Executive in accordance with paragraph (4) of regulation 4 of the CDM Regulations;

                           (b) provide the Landlord with a copy of the acknowledgement received from the Health & Safety Executive in respect of the declaration when received by it;

                           (c)      not revoke the declaration;

                           (d) comply with the client's obligations under the CDM Regulations.

                  3.9.5 To supply to the Landlord at its own cost all information in respect of any work done to the Premises, and the Premises as altered by that work, which is required to keep any Health and Safety file maintained under the CDM Regulations in respect of the Premises or the Building up to date including copies of all relevant plans, specifications and other documents.

                  3.9.6 Not to carry out any operation on or any change of use of the Premises before all notices required under the Planning Acts and any Environmental Legislation have been served or before all relevant notices, planning permissions and other consents have been produced to the Landlord and acknowledged by it in writing as being satisfactory, such acknowledgement not to be unreasonably withheld or delayed in respect of any notice, consent or permission in respect of anything for which consent has already been given by the Landlord under any other provision of this Lease.

                  3.9.7 Unless the Landlord directs otherwise to carry out and complete before the End of the Term any works which are to be carried out to the Premises by a date after the End of the Term as a condition of any planning permission granted for any development begun during the Term.

                  3.9.8 That if it receives any compensation in respect of its interest in the Premises because of any restriction imposed on their use under the Planning Acts and this Lease is determined by surrender or re-entry to immediately make such payment to the Landlord as is reasonable to ensure that the Landlord receives due benefit from that compensation.

                                                                       Page--11-

                  3.9.9 To produce to the Landlord on demand all notices, orders, proposals, permissions, consents, plans and other evidence which the Landlord reasonably requires in order to be satisfied that this sub-clause has been fully complied with.

         3.10     INSPECTION AND NOTICE TO REPAIR

                  To allow the Landlord and everyone authorised by it to enter the Premises at all reasonable times during the Term on reasonable prior notice (except in the case of emergency) to:

                  3.10.1 take inventories of fixtures, fittings and other items to be yielded up at the End of the Term;

                  3.10.2 establish whether the Tenant's obligations under this Lease have been complied with:

                           (a) if any breach of obligation is found the Landlord may serve written notice on the Tenant requiring it to remedy the breach concerned;

                           (b) if the Tenant does not start or is not proceeding expeditiously to rectify any breach of obligation notified to it within two months of service of the Landlord's notice, or sooner in emergency, the Landlord may enter the Premises with all necessary workmen and equipment to rectify the breach concerned and the Tenant shall pay to the Landlord within 14 days of demand detailing such costs etc. as a debt the costs and expenses of doing so, including legal and surveyors' fees, together with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment

                  And subject in each case to making good any physical damage caused to the Premises

         3.11     USER

                  3.11.1 Not to do anything at the Premises which may be, become or cause a nuisance, disturbance, injury or damage to the Landlord or any owner or occupier of the Building or any neighbouring or adjoining property.
                                                                       Page--12-

                  3.11.2 Not to bring onto the Premises any Hazardous Substances anything of an offensive nature and to comply with all requirements of the Landlord's insurers and the competent fire authority.

                  3.11.3   Not to use the Premises or any part of them for:

                           (a) any use falling within Use Classes B3 to B7 (inclusive) of the Town and Country Planning (Use Classes) Order 1987 (as originally enacted);

                           (b) any dangerous, noxious, noisy or offensive trade or business;

                           (c) the business of a staff agency, employment agency, a Government Department or Agency in each case at which the general public call without appointment, a betting office, residential purposes as sleeping accommodation or any illegal or immoral act or purpose; and

                           (d)      not to hold any sale by auction on the
                                    Premises.

                  3.11.4 Not to generate any noise in the Premises which can be heard, or which creates vibrations that can be felt, in any other part of the Building or in any neighbouring or adjoining property.

                  3.11.5 Not to use the Premises or any part of them for any purpose other than a use falling within Use Class B1(a) of the Town and Country Planning (Use Classes) Order 1987 (as originally enacted) and not without the Landlord's consent, such consent not to be unreasonably withheld, to use the Premises or any part of them for any purpose other than high class offices.

                  3.11.6 To pay to the Landlord within 14 days of demand all costs, charges and expenses which may be incurred by it in complying with a notice served, or a requirement made, by any competent authority under any Environmental Legislation or in abating any private or public nuisance on or arising from the Premises including any statutory nuisance abated by the Landlord in compliance with a notice served by any competent authority together with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment.
                                                                       Page--13-

         3.12     SIGNS

                  Save where specifically provided for in the Second Schedule to this Lease not to install or display on any part of the outside of the Premises or to or through any window in the Premises any placard, poster, notice, advertisement, name, sign or other writing without the Landlord's consent, such consent not to be unreasonably withheld in respect of a sign showing the name of the Tenant or any other permitted occupier on or adjacent to the door into the Premises from the Common Parts, the exterior of the Building and in the Common Parts at first floor level Provided That no such consent shall be required for the Tenant to exhibit its trading name or that of a permitted occupier on internal directory boards within the Common Parts.

         3.13     INSURANCE OBLIGATIONS

                  3.13.1 Not to do anything which prejudices or invalidates any insurance policy in respect of the Premises, the Building or any neighbouring or adjoining property or which may do so or which makes or may make any increased or additional premium payable for any of them.

                  3.13.2 To pay to the Landlord on demand the cost of any increased or additional premium which becomes payable in respect of the Premises, the Building or any neighbouring or adjoining property as a result of the occupancy or use of the Premises by the Tenant or any person it expressly or impliedly allows into occupation of the Premises (including any referred to in paragraph 3.13.1).

                  3.13.3 Not to effect any insurance in respect of the Premises or the Building except as required by this Lease without the Landlord's consent such consent not to be unreasonably withheld or delayed.

                  3.13.4 If the Premises are destroyed or damaged to give immediate notice to the Landlord stating the cause if known.
                                                                       Page--14-

         3.14     NOTICES

                  3.14.1 Within fourteen days of any notice, direction or order (or any proposal for any of them) from any competent authority being received by it or otherwise coming to its knowledge to give full details of it to the Landlord and, if reasonably required by the Landlord, to produce it to the Landlord and/or take all steps necessary to comply with it and/or make or join with the Landlord in making any objection or representation against it or in respect of it that the Landlord reasonably requires provided that the Landlord may only request compliance by the Tenant with any such notice order requisition direction or other thing insofar as it relates to the Tenant's use and occupation of the Demised Premises.

         3.15     ALIENATION

                  3.15.1 Not to hold on trust for another, assign, underlet or share or part with the possession or occupation of the Premises or any part of them or allow any other person to do so unless:

                           (a) the transaction is not prohibited by paragraph 13.15.2; and

                           (b) paragraphs 3.15.3 to 13.15.7 (inclusive) are first complied with in full where and to the extent that they relate to the transaction in question; and

                           (c) any consent required from any Superior Lessor and any mortgagee of the Landlord and any Superior Lessor has been obtained when the following transactions will be allowed with the Landlord's consent, such consent not to be unreasonably withheld or delayed:

                           (i)      assignments of the Premises as a whole;

                           (ii)     underleases of the Premises as a whole.

                           and if the Tenant is a company it may share or part with the occupation of the Premises or any part of them with or to a Group Company or the parent company of the Tenant without the Landlord's consent for so long only as the company concerned remains a Group Company or the parent company of the Tenant, no relationship of landlord and tenant is created or security of tenure

                                                                       Page--15-
                           obtained and the Landlord is given written notice of the sharing or parting with occupation.

                  3.15.2   Not to effect any assignment:

                           (a) to any Group Company unless the covenant of the Group Company itself (without reference to any guarantees, rent deposits or other security which may be offered for or by it) is, not materially less in value and strength to the Landlord than the outgoing Tenant as at the date of the application to the Landlord for licence to assign;

                           (b) to any assignee which enjoys diplomatic or state immunity except where the proposed assignee is the Government of a country which is a member of the European Union;

                           (c) to any assignee which is not resident in the European Union;

                           (d) to an assignee which in the reasonable opinion of the Landlord is not of sufficient financial standing to enable it to pay the rents reserved from time to time by this Lease and otherwise perform the covenants on the part of the Tenant contained in this Lease.

                  3.15.3 Before any assignment the outgoing Tenant must enter into a deed constituting an AGA (to be prepared by the Landlord's solicitors) in the form of clause 6 of this Lease (but with the reference to the Tenant in clause 6.1 being to the proposed assignee and subject to any variation that may be necessary to produce a valid AGA and/or as the Landlord reasonably requires) to secure the obligations of the proposed assignee to the Landlord;

                  3.15.4 Before any assignment the proposed assignee must enter into a deed (to be prepared by the Landlord's solicitors) in a form reasonably required by the Landlord containing direct covenants with the Landlord and the Superior Lessor if required to comply with the obligations under this Lease or the underlease that is being assigned as appropriate.

                  3.15.5 Before any underlease the proposed underlessee must enter into a deed (to be prepared by the Landlord's solicitors) in a form reasonably required by the Landlord containing direct covenants with the Landlord to comply with the underlessee's obligations required by clause 3.15.7(b) to be contained in the proposed underlease.

                                                                       Page--16-

                  3.15.6 Before any assignment or underlease, if the Landlord reasonably requires it, a guarantor approved by the Landlord, such approval not to be unreasonably withheld or delayed, must enter into a deed (to be prepared by the Landlord's solicitors) in the form of clause 6 of this Lease (but with the reference to the Tenant in clause 6.1 being to the proposed assignee or underlessee, as appropriate, and subject to any variation that may be appropriate in the case of a proposed underlease or the assignment of an underlease and/or in any case as the Landlord reasonably requires) to secure the obligations of the proposed assignee of this Lease, the proposed underlessee or the proposed assignee of an underlease, as appropriate, to the Landlord.

                  3.15.7   That any underlease must:

                           (a) be granted at a rent in accordance with clauses 3.16.9 and 3.16.10 of this Lease;

                           (b) be on terms which shall incorporate such provisions as are necessary to ensure that any underlease is consistent with and in any event no less onerous than this Lease and (but without prejudice to the generality of the foregoing) contain covenants controlling dealings in accordance with this sub-clause and an absolute restriction on any further subletting whether in whole or in part;

                           (c)      contain a re-entry clause in a form
                                    equivalent to the re-entry clause in this Lease;

                           (d) be validly excluded from the security of tenure provisions of Part II of the Landlord and Tenant Act of 1954.

                  3.15.8   That in respect of any underlease granted it will:

                           (a) use reasonable endeavours to enforce compliance with the obligations in it and not at any time expressly or by implication waive any breach by the underlessee;

                           (b) not vary its terms, forfeit it or accept a surrender of it without the Landlord's consent, such consent not to be unreasonably withheld or delayed.

                                                                       Page--17-

                  3.15.9 Not to underlet the whole of the Premises at a rent less than the open market rent (without fine or premium).

                  3.15.10 On every application for consent under this sub-clause to disclose to the Landlord the terms of the proposed transaction.

                  3.15.11 To supply to the Landlord on reasonable demand but not more often than once in each 12 month period the names and addresses of everyone deriving title from the Tenant, whether mediately or immediately, or occupying the Premises together with details of all rents and other monies payable and the other terms of all underleases and occupancies.

                  3.15.12 Where this Lease prohibits or imposes pre-conditions on any particular assignment they:

                           (a) are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927; and

                           (b) do not affect the Landlord's right to withhold consent on any other ground which is reasonable or to impose any further condition which is reasonable in the circumstances.

                  3.15.13 Within one month of every assignment, underlease, charge, mortgage or other dealing with or devolution of this Lease to produce a certified copy of all relevant documents to the Landlord's solicitors for registration and to pay their reasonable fee.

         3.16     SALE AND RE-LETTING

                  To permit the Landlord to enter the Premises:

                  3.16.1 during the six months before the End of the Term to fix in a suitable place (but not so as to materially interfere with the access of light or air to the Premises), and retain without interference, a sign or signs of reasonable size for re-letting them;

                  3.16.2 at any time during the Term to fix in a suitable place, and retain without interference, a sign or signs of reasonable size for selling them

                                                                       Page--18-
                  and during those periods to allow everyone authorised by the Landlord to view the Premises at all reasonable times during normal business hours and by appointment without interruption.

         3.17     RIGHTS OF LIGHT AND ENCROACHMENTS

                  3.17.1 Not to stop up, darken or obstruct any windows in the Premises or do anything which would or might cause any easement or other right enjoyed by the Premises or the Building to be extinguished, abandoned, diminished or otherwise adversely affected.

                  3.17.2 Not to allow any new window, opening, path, drain or other encroachment or easement to be made or acquired in, against, out of or on the Premises and if any are made or acquired or any attempt is made to acquire or make them to give immediate notice to the Landlord and at the Landlord's request, but at its own cost, do whatever is reasonably required to prevent the encroachment or the acquisition of the easement concerned.

         3.18     INDEMNITIES

                  To be responsible for and to indemnify the Landlord against:

                  3.18.1 all damage caused to the Premises, the Building or any neighbouring or adjoining property or to any person or goods which is caused by the use (save for use in accordance with the permitted user) or misuse by the Tenant of the Premises;

                  3.18.2 all actions, claims, proceedings, costs, expenses and demands made against or incurred by the Landlord as a result of:

                           (a) any act, omission or negligence by it, any undertenant or any other occupier of the Premises or anyone at the Premises with the express or implied authority of any of them; or

                           (b) any failure to comply with its obligations under this Lease;

                  3.18.3 any tax or other fiscal liability imposed on the Landlord as a result of any work carried out at, any act done on or any change of use of the Premises.

                                                                       Page--19-

         3.19     DAMAGING SUBSTANCES

                  Not to allow any damaging substance (including water) to escape from the Premises and to make good, and pay compensation for, any damage caused by any escape that occurs Provided That this clause shall not apply in respect of any escape which is caused directly from a breach by the Landlord of its obligations under this Lease.

         3.20     NOTICES OF BREACH AND COSTS

                  To pay to the Landlord within 7 days of written demand on a full indemnity basis all reasonable and proper costs, charges and expenses (including solicitors', surveyors', bailiffs' and other professional fees) properly incurred by it for the purpose of or in connection with:

                  3.20.1 the preparation and service of a notice under section 146 of the Law of Property Act 1925 or in contemplation of proceedings under sections 146 or 147 of that Act even if forfeiture is avoided unless a competent court orders otherwise;

                  3.20.2 the preparation and service of all notices relating to any failure by it or any guarantor to comply with their obligations under this Lease whether served before or after the End of the Term;

                  3.20.3 any application for any licence or consent under this Lease whether granted or not including where the application is withdrawn but not where the Landlord unlawfully refuses or fails to grant licence or consent or unreasonably delays same;

                  3.20.4 the enforcement or remedying of any breach of its or any guarantor's obligations under this Lease whether or not court proceedings are involved.

         3.21     YIELD UP

                  At the End of the Term to:

                  3.21.1 yield up the Premises (with all keys) in the state and condition required by this Lease;

                                                                       Page--20-

                  3.21.2 remove all notices, advertisements, signs, aerials and tenant's fixtures, fittings, furniture and other goods from the Premises and make good any damage caused to the Premises or the Building (including damage to decorative finishes) by their removal to the Landlord's reasonable satisfaction.

         3.22     PIPES

                  3.22.1 Not to connect anything to any Pipes forming part of or serving the Premises which might endanger or overload them.

                  3.22.2 Not to allow any oil or grease or any deleterious, objectionable, dangerous, poisonous or explosive substance to be discharged into any Pipes forming part of or serving the Premises and not to cause any obstruction or deposit in them or any damage to them and if any obstruction, deposit or damage occurs to immediately remove or rectify it to the Landlord's reasonable satisfaction.

         3.23     OVERLOADING

                  3.23.1 Not to do anything which would or might strain or damage the Premises, the Building or any neighbouring or adjoining property.

                  3.23.2 Not to do anything which adversely affects any central heating, air handling, air conditioning, sprinkler, alarm or other system running through or serving the Premises or that imposes an additional load on any of them beyond that which they are designed to bear.

         3.24     KEYHOLDER

                  To supply the Landlord with the names, home addresses and telephone numbers of at least two keyholders of the Premises.

         3.25     DEFECTS

                  To give notice to the Landlord of any defect in the Premises which might require the Landlord to do or refrain from doing anything in order to comply with its obligations under this Lease or any duty of care imposed on it under the Defective Premises Act 1972 or otherwise and to display and maintain all notices relating to those matters which the Landlord at any time reasonably requires to be displayed at the Premises.

                                                                       Page--21-

         3.26     REPLACEMENT GUARANTOR

                  To give notice to the Landlord within fourteen days if any guarantor of the then current Tenant under this Lease (being an individual) dies, becomes bankrupt, has a receivership order made against him or has a receiver appointed under the Mental Health Act 1983 or (being a company) enters into liquidation whether compulsory or voluntary (save for the purpose of the amalgamation or reconstruction of a solvent company not involving the realisation of assets), has a receiver (including an administrative receiver) or an administrator appointed of its undertaking or any of its assets, has a winding up or an administration order made against it or a petition is presented for any such order, is deemed unable to pay its debts as defined in section 123 of the Insolvency Act 1986, or is struck off the Register of Companies, is dissolved or (being a company incorporated outside Great Britain) ceases to exist under the laws of the country of its incorporation or (in any case) enters into an arrangement or composition for the benefit of its creditors and if required by the Landlord, but at its own expense, to procure that within twenty eight days a new guarantor acceptable to the Landlord, such acceptance not to be unreasonably withheld, executes a guarantee in the form of clause 6 of this Lease (but in respect of the liability of the then current Tenant) subject to any variation that the Landlord reasonably requires.

         3.27     REGULATIONS

                  To comply with all reasonable written regulations from time to time made by the Landlord for the satisfactory running or management of the Building.

         3.28     DISPUTES

                  To advise the Landlord and thereafter keep the same fully informed as to the progress of any dispute or potential dispute between the Tenant and any superior landlord and to give details of the nature of the dispute together with all other relevant facts and information.

         3.29     OCCUPATION

                  Not to leave the Premises unoccupied for a period of 14 days or more without notifying the Landlord and to comply with the requirements of the insurers of the Premises.

                                                                       Page--22-

         3.30     HEADLEASE

                  To comply with the lessee's obligations under the Headlease (except the covenant to pay rent and service charge) in so far as they relate to the Premises save insofar as the obligations contained in the Headlease conflict with the covenants and regulations contained in this Lease whereupon this Lease shall prevail.

         3.31     CAR PARK

                  In connection with the use of the Car Park:

                  3.31.1   Not to litter or leave any rubbish on it.

                  3.31.2 Not to use it so as to be or become or cause a nuisance, injury or damage to the Landlord or any other user.

                  3.31.3   Not to obstruct any access or manoeuvring area.

                  3.31.4 Not to allow oil or grease to drip onto it and not to bring onto it any fuel or lubricating oil except any inside the tank or mechanical parts of any car using it.

                  3.31.5 Not to clean or undertake any maintenance work on any car using it.

                  3.31.6 To comply with, and ensure that the owners and drivers of all cars using the Car Park under its authority, comply with all reasonable regulations made by the Landlord at any time for its satisfactory running or management.

4        LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant:

         4.1      QUIET ENJOYMENT

                  That the Tenant may, so long as it pays the rent reserved by and complies with its obligations under this Lease, peaceably and quietly hold and enjoy the Premises during the Term without any unlawful interruption by the Landlord or any person rightfully claiming under or in trust for it or by title paramount.

         4.2      INSURANCE

                  4.2.1 To use its best endeavours to ensure that the Building is insured:

                                                                       Page--23-

                           (a) in an amount sufficient to cover the cost of rebuilding or full reinstatement cost;

                           (b) against loss or damage by the Insured Risks together with an appropriate addition for the cost of demolition, site clearance and professional fees and the cost of any works required by or by virtue of any act of Parliament or other laws and all VAT in connection therewith but the Landlord shall not be under any obligation to insure any alterations, additions or fixtures and fittings made or installed by the Tenant, any undertenant or any other occupier until notified of them and the amount for which they should be insured.

                  4.2.2 If the Premises are destroyed or damaged by any of the Insured Risks (the insurance policy not being vitiated by anything done by the Tenant, any undertenant or any other occupier of the Premises or anyone at the Premises with the express or implied authority of any of them) the Landlord will:-

                           (a) use its reasonable endeavours to ensure that the Superior Lessor lays out all insurance monies (save for loss of rent) and reinstates the Building and with all reasonable speed; or

                           (b) in the event that the Landlord has insured the Building, with all convenient speed to use its reasonable endeavours to obtain any consents needed to enable it to reinstate the Building (but without any obligation to appeal any refusal of any consent) and will where the consents have been obtained and subject to the availability of the necessary materials and labour) rebuild and reinstate the Building in a form as near as reasonably practicable to the form existing before the destruction or damage.

                  4.2.3 At the request and cost of the Tenant, but not more than once in any year, to produce to the Tenant a copy, or at the Landlord's option, sufficient details of the Landlord's insurance policy or the policy affected by the Superior Lessor and evidence of payment of the last premium.

         4.3      HEADLEASE

                                                                       Page--24-

                  To pay the rents reserved by the Headlease and, by way of indemnity only, and subject to the Tenant complying with its obligations under this Lease, to observe and perform the lessee's obligations conditions and other things under the Headlease insofar as the same are not the responsibility of the Tenant under this Lease and to use all reasonable endeavours at the request and cost of the Tenant to enforce the lessor's obligations under the Headlease and to seek the lessor's approval or consent to and use reasonable endeavours to obtain the same where the Tenant seeks any such consent or approval under this Lease Provided That the Landlord shall have no obligation to issue proceedings against the lessor by virtue of this clause.

         4.4      WARRANTIES

                  4.4.1 To the extent that the warranties, details of which are contained in the Fourth Schedule (THE WARRANTIES), have been properly assigned to the Landlord, the Landlord will use all reasonable endeavours to enforce the rights it has pursuant to the Warranties insofar as there is any defect in the Demised Premises which is due to any breach of the obligations owed to the Landlord pursuant to the Warranties.

                  4.4.2 The Tenant shall notify the Landlord in writing of any such defect as described above and the Landlord shall forthwith use its reasonable endeavours to enforce the rights it has pursuant to the Warranties and shall supply to the Tenant copies of all correspondence relating thereto and shall keep the Tenant fully informed of the progress of any claims.

         4.5     COMPETITION

                  4.5.1 The Landlord shall not grant a lease of any part or of the whole Building to any party whom the parties hereto agree to be a competitor of the Tenant. The Landlord shall notify the Tenant in writing before granting any such lease with full details of the intended new tenant ("the New Tenant") whereupon the Tenant (acting reasonably) shall within 5 working days of receipt of such notice inform the Landlord of whether or not it considers the New Tenant to be a competitor of the Tenant

                                                                       Page--25-

                  4.5.2 If there is any dispute as to whether the New Tenant is a competitor of the Tenant the matter shall be referred to a chartered accountant qualified for at least ten years such accountant to be appointed by agreement of the parties hereto and in the event that the parties are unable to agree such appointment shall be made by the President (or other acting chief officer) for the time being of the Institute of Chartered Accountants of England and Wales whose decision to be made within ten working days of referral shall be final and binding on the parties.

         4.6      RECEPTION AREA

                  The Landlord shall ensure that the reception area and Common Parts are neutrally branded

         4.7      SERVICES AND SERVICE CHARGE

                  The Landlord will comply with its obligations under the Fifth Schedule.

         4.8      RESTAURANT CHARGE

                  The Landlord will comply with its obligations under the Sixth Schedule.

5.       PROVISOS

         It is agreed that:

         5.1      RE-ENTRY

                  If any of the following occur:

                  5.1.1 The rent payable under clause 2 of this Lease or any part of it is unpaid for 21 days after it becomes due, whether formally demanded or not.

                  5.1.2 The Tenant fails to comply with any of its obligations under this Lease.

                  5.1.3 Any distress or execution is levied on at the Premises.

                  5.1.4    Where the Tenant is a corporation:

                           (a) the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any of its creditors;

                                                                       Page--26-

                           (b)      the making of an application for an
                                    administration order or the making of an administration order in relation to it;

                           (c) the giving of any notice of intention to appoint an administrator, the filing at court of the prescribed documents in connection with the appointment of an administrator or the appointment of an administrator, in relation to it;

                           (d) the appointment of a receiver or manager or an administrative receiver in relation to any of its property or income;

                           (e) the commencement of a voluntary winding-up in relation to it except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

                           (f) the making of a petition for a winding-up order or a winding-up order in relation to it;

                           (g)      it being struck-off the Register of
                                    Companies or the making of an application for it to be struck-off; or

                           (h)      the Tenant otherwise ceasing to exist.

                  5.1.5    Where the Tenant is an individual:

                           (a) the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any of his creditors;

                           (b) the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against him; or

                           (c) the making of a receivership order against him or the appointment of a receiver under the Mental Health Act 1983.

                  the Landlord may at any time afterwards, even though any earlier right of re-entry has been waived, re-enter the Premises or any part of them in the name of the whole when this Lease shall end but without prejudice to any claim by the Landlord in respect of any failure by the Tenant to comply with its obligations.

                                                                       Page--27-

         5.2      SUSPENSION OF RENT

                  If the Premises or any part of them or the access thereto are destroyed or damaged by any Insured Risk so as to be wholly or partly unfit for occupation or use then (unless any insurance policy in respect of the Premises or the Building including for the avoidance of doubt not by the Superior Lessor in respect of the Estate (as defined in the Head Lease) is vitiated by anything done by the Tenant, any undertenant or any other occupier of the Premises or anyone at the Premises with the express or implied authority of any of them) the rent reserved by clauses 2 and 3.1.2(c) and (a) of this Lease or a fair proportion of it according to the nature and extent of the damage concerned shall be suspended until the Premises or the damaged part of them are re-instated or made fit for occupation or use.

         5.3      DETERMINATION OF THE TERM

                  If the Premises are destroyed or damaged by any Insured Risk so as to be unfit for occupation or use and they have not been reinstated at the expiration of the period for which the Landlord has insured loss of rent from the Premises (or such longer period as shall be agreed in writing between the Landlord and the Tenant before the expiry of such period) calculated from the date upon which the Premises shall have been destroyed or damaged by any of the Insured Risks as to render them unfit for occupation and use and:

                  5.3.1 the insurance of the Premises effected by the Landlord pursuant to its covenant contained in this Lease shall not have been vitiated by or any payment of the policy monies refused in whole or in part as a consequence of any act or default of the Tenant or any undertenant or their respective agents or visitors; and

                  5.3.2 the Landlord shall have been unable to obtain all necessary consents and approvals for the rebuilding replacement and/or reinstatement of the Premises;

                  then (unless otherwise agreed in writing between the Landlord and the Tenant prior to the expiration of such period) then either party may serve notice on the other at any time after such period to determine this Lease whereupon this Lease shall absolutely cease and determine but without prejudice to any claim by either party against the other for any breach of its obligations up to that time and if this Lease is ended under this sub-clause (or if the rebuilding or reinstatement of the Premises or the Building is

                                                                       Page--28-
                  prevented or frustrated by any cause at all) all insurance monies relating to the Premises and the Building shall belong to the Landlord.

         5.4      EXCLUSION OF USE WARRANTY

                  Nothing in this Lease or in any consent granted by the Landlord under it implies or warrants that the Premises may be used for any use allowed by this Lease either under the Planning Acts or otherwise.

         5.5      NOTICES

                  Section 196 of the Law of Property Act 1925, as amended by the Recorded Delivery Service Act 1962, applies to the service of all notices in connection with this Lease except that it shall be deemed to be amended as follows:

                  5.5.1 In this sub-clause WORKING DAY means any day from Monday to Friday (inclusive) other than bank or public holidays.

                  5.5.2 The final words of section 196(4) "and that service...be delivered" shall be deleted and replaced with "and that service shall be deemed to be made on the second Working Day after the registered letter has been posted".

                  5.5.3 Any notice may be sufficiently served by facsimile when service shall be deemed to be made on the day of transmission if transmitted before 4.00 pm on a Working Day but otherwise on the next following Working Day and only in any event if it is actually received.

         5.6      COMPENSATION

                  Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises is excluded to the extent permitted by law.

         5.7      IMPLIED EASEMENTS

                  Section 62 of the Law of Property Act 1925 is excluded from this Lease so that the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant shall not be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled to (save on behalf of the Landlord against third parties) by any means any easement or advantage of any sort in respect of or affecting the Building or any neighbouring or adjoining property.

                                                                       Page--29-

         5.8      PARTY WALLS

                  Any internal non-loading bearing walls dividing the Premises from any other premises in the Building let or intended to be let to any other tenant of the Landlord are party walls within the meaning of section 38 of the Law of Property Act 1925 and shall be maintained at the joint expense of the respective estate owners.

         5.9      TENANT'S PROPERTY

                  If at the End of the Term the Tenant leaves any items on the Premises and fails to remove them within seven days of being requested to do so the Landlord may remove them as the Tenant's agent and, if the Landlord wishes to, sell them and hold the proceeds of sale, after deduction of removal, sale and other costs, to the Tenant's order and the Tenant shall indemnify the Landlord against any liability to any third party whose property is removed or sold by the Landlord in the mistaken belief, which shall be presumed unless the contrary is proved, that it belonged to the Tenant.

         5.10     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

                  A person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

         5.11     EXCLUSION OF SECURITY

                  5.11.1 The Landlord and the Tenant have agreed that the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 (THE 1954 ACT) be excluded in relation to this tenancy.

                  5.11.2 A notice as required by Section 38A(3) of the 1954 Act (as amended) has been served on the Tenant and the Tenant has made the [statutory] declaration as required by Schedule 2 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

         5.12     JURISDICTION AND GOVERNING LAW

                  This Lease shall be governed by and interpreted in accordance with English law and the parties irrevocably submit to the jurisdiction of the English courts.


                                                                       Page--30-

6        FORM OF GUARANTOR'S COVENANTS

         6.1      Interpretation

                  6.1.1 In this clause unless the context requires otherwise the following words and expressions mean:

                  6.1.2 THE LIABILITY PERIOD: the period ending at the End of the Term or, if earlier, on the date on which the Tenant is released from its obligations under this Lease by the 1995 Act;

                  6.1.3 THE TENANT: the specific Tenant in respect of which the relevant guarantee is given only and in the case of the guarantee given by the Guarantor named as a party to this Lease (if any) means the Tenant named as a party to this Lease only.

         6.2      GUARANTEE AND INDEMNITY

                  6.2.1 The Guarantor guarantees to the Landlord that the Tenant will pay the rents reserved by this Lease and comply with its other obligations under this Lease throughout the Liability Period and that if the Tenant does not do so that the Guarantor will.

                  6.2.2 The Guarantor covenants with the Landlord as a separate and independent primary obligation to the obligation contained in clause 6.2.1 to indemnify the Landlord against all losses, costs, damages and expenses suffered or incurred by it due to any failure by the Tenant to comply with any of its obligations under this Lease at any time during the Liability Period.

         6.3      PRESERVATION OF GUARANTOR'S LIABILITY

                  The Guarantor's liability under clauses 6.2.1 and 6.2.2 shall not be affected by:

                  6.3.1 any time or indulgence granted to the Tenant or any compromise of the liability of the Tenant or any person comprised in the Tenant;

                  6.3.2 any failure by the Landlord to obtain or accept payment of rent or other monies or to enforce any of the Tenant's obligations;

                  6.3.3 any refusal by the Landlord to accept rent or other monies from the Tenant following any default by the Tenant;

                                                                       Page--31-

                  6.3.4 the Landlord enforcing any remedy against the Tenant for any failure to comply with its obligations under this Lease;

                  6.3.5 the Landlord taking, or refraining from taking, any action in connection with any other security held by it in respect of the Tenant's liability under this Lease including the release of any such security;

                  6.3.6 any release or compromise of the liability of any person comprised in the Guarantor or the grant of any time or concession to any of them;

                  6.3.7 any legal limitation or disability of the Tenant or any invalidity or irregularity of any of the Tenant's obligations under this Lease or any unenforceability of any of them against the Tenant;

                  6.3.8 the Tenant being dissolved, struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing his affairs;

                  6.3.9 without prejudice to clause 6.4 any disclaimer of the Tenant's liability under this Lease, any forfeiture of this Lease or this Lease being brought to an end in any other way except by surrender or the exercise of any break right;

                  6.3.10 any agreement with the Tenant or any licence or consent given under this Lease;

                  6.3.11 any surrender of part of the Premises except that the Guarantor will not be under any liability in relation to the surrendered part in respect of any period after the surrender;

                  6.3.12 any review or alteration of the rent payable under this Lease; or

                  6.3.13 anything else which without this paragraph would release the Guarantor except an express release under seal by the Landlord.

                                                                       Page--32-

         6.4      OBLIGATION TO TAKE A NEW LEASE

                  6.4.1 If, during the Liability Period, this Lease is disclaimed, forfeited or prematurely brought to an end in any other way except by surrender or the exercise of any break right or the Tenant is dissolved, struck off the register of companies or otherwise ceases to exist and the Landlord requires it within three months after the relevant event the Guarantor will accept a new lease of the Premises.

                  6.4.2 The new lease referred to in clause 6.4.1 shall be of the Premises:

                           (a)      in their then actual state and condition;

                           (b) subject to any underlease or tenancy or other interest affecting the Premises at the time;

                           (c) for a term equal to the residue of the Contractual Term remaining at the date of the relevant event;

                           (d) at the rent last payable under this Lease (ignoring any abatement of rent) subject to review in accordance with the Rent Review Provisions;

                           (e) subject to the same obligations as those contained in this Lease but as if this Lease had continued;

                           (f) with effect from the date of the relevant event; and

                           (g) with the Guarantor paying the costs of the new lease (including the Landlord's solicitors' costs and disbursements) and executing and delivering a counterpart of it to the Landlord.

                  6.4.3 If the Landlord's right to require the Guarantor to accept a new lease arises under sub-clause 6.4.1 but for any reason the Landlord does not require the Guarantor to do so the Guarantor shall pay to the Landlord on demand an amount equal to the rent and other monies which would have been payable under this Lease for the period starting on the date of the event giving rise to the Landlord's right and ending on the date six months after that date or, if earlier, the date on which the Premises are re-let and any rent free period or period at a concessionary rent under the new letting expires.

                                                                       Page--33-

         6.5      EXTENT OF GUARANTOR'S LIABILITY

                  6.5.1 The Guarantor's liability under this Lease is to the Landlord and its successors in title without any need for an express assignment.

                  6.5.2    If any of the circumstances specified in sub-clause
                           6.4.1 occur and there are any outstanding matters under this Lease, including any outstanding rent review, they shall be determined between the Landlord and the Guarantor, as if the Guarantor was the Tenant, for the purposes of the Guarantor's obligations to the Landlord under both this Lease and any new lease entered into by the Guarantor under clause 6.4.

                  6.5.3 The Guarantor waives any right which it may otherwise have to require the Landlord to enforce any other remedy available it, or to proceed against the Tenant, before proceeding against the Guarantor.

                  6.5.4 The Guarantor shall not make any claim or exercise any right against the Tenant in competition with the Landlord.

                  6.5.5 The Guarantor shall not be entitled to participate in, or stand in the Landlord's place in respect of, any other security held by the Landlord in respect of the Tenant's obligations under this Lease.

IN WITNESS of which the parties to this Deed have duly executed it on the date specified on page one.

                                                                       Page--34-

                        THE FIRST SCHEDULE - THE PREMISES

ALL THOSE first floor premises in the Building as shown edged in red on the Plan including:

1        the non-load bearing finishes or coverings to:

         1.1      the main ceilings, floors and walls of the Premises; and

         1.2      any main columns in the Premises

         but not any other part of those main ceilings, floors, walls or columns;

2        any internal non-load bearing walls inside the Premises;

3        any doors and door frames inside the Premises;

4        any raised floors and suspended ceilings inside the Premises;

5        all Pipes inside and exclusively serving the Premises;

6 all additions and improvements to the Premises and all fixtures and fittings of every kind which are at any time in or on the Premises (whether originally fixed or fastened to them or not) except tenant's or trade fixtures and fittings so far as they exist at any time during the Term.




                                                                       Page--35-

[Architectural Design of First Floor of Building A, The Arena, Bracknell]

[Tektronix]

[GL HEARN FMS]

[PLAN A]







                                                                          Plan A

[Architectural Design of Building Floor Space]

[PLAN B]






                                                                          Plan B

                        THE SECOND SCHEDULE - THE RIGHTS

1 The right to pass over any entranceways, hallways, passageways, staircases, lifts, roads, footpaths and service and access areas forming part of the Common Parts to the extent that they serve the Premises at any time in order to gain access to and egress from the Premises.

2 The right to pass the Utilities through the Pipes which are at any time in the Building and the Estate to the extent that they serve the Premises.

3 The right to park 70 private cars in the Car Park in the spaces from time to time designated by the Landlord for that purpose together with a right of access to and egress from those spaces over the appropriate roads and access areas forming part of the Common Parts.

4 The right to place a sign, subject to the Landlord's approval of its design (such approval not to be unreasonably withheld or delayed), giving the name and business of the occupier of the Premises in any nameboard provided by the Landlord in the Building and outside the Building on the southern front of the Building in the position currently utilised by Tektronix and on the first floor of the Building in a position to be approved by the Landlord (such approval not to be unreasonably withheld or delayed).

5 Subject to receiving the consent in writing of the Superior Lessor in accordance with the provisions of the Head Lease the right to erect a sign the design and precise location which are to be approved by the Landlord (such approval not to be unreasonably withheld or delayed) on the exterior of the Building.

6 The rights granted to the lessee in the Headlease insofar as they relate to and affect the Premises.

7        The right of support and protection from the Building.

8 The right to use the toilet facilities on the first floor of the Building

9 The right to the Tenant and its employees and visitors and any undertenant and its employees and visitors to use the Restaurant at the Building and subject to the terms of the Sixth Schedule hereto


                                                                       Page--36-

                       THE THIRD SCHEDULE - THE EXCEPTIONS

1 The right to carry out works to and alter or rebuild the Building or any building or other structure erected on any neighbouring or adjoining property at any time owned by the Landlord or any of its Group Companies and to use the Building or such neighbouring or adjoining property or the buildings or structures on them at any time as the Landlord wishes even though the access of light and air to the Premises is interfered with but Provided That such works do not materially interfere with the Tenant's use and occupation of the Premises or the rights granted by this Lease.

2 The right to connect into and pass the Utilities through any Pipes at any time forming part of or serving the Premises which serve or are to serve the remainder of the Building or any neighbouring or adjoining property.

3 The right for the Landlord and all persons authorised by it at all reasonable times and on reasonable notice in writing (except in emergency) to enter the Premises with or without workmen and others for all of the following purposes:-

         3.1 Repairing, renewing, inspecting or connecting any pipe, wire, drain, conduit or other conducting media within the Premises;

         3.2 Carrying out any works (whether of repair or otherwise) for which the Landlord or the Tenant is liable under this Lease;

         3.3 Carrying out any works (whether of repair or otherwise) to the Premises or to any property adjoining the Premises or to any party structure, sewer, drain or pavement light

         3.4 For any other purpose mentioned in this Lease and the Headlease.

4 The right to erect scaffolding on or adjacent to the Premises or the Building even though it temporarily restricts the access to or use of the Premises but the Landlord shall use all reasonable endeavours to keep any such restrictions to a minimum.

5 All rights of light, air, support and shelter and all other easements, quasi-easements and other rights at any time existing or created for the benefit of any other part of the Building or any neighbouring or adjoining property.

                                                                       Page--37-

6 The exceptions out of the Landlord's demise set out at Part III of the First Schedule in so far as they relate to the Premises

And provided that all such rights shall be exercised causing as little disturbance to the Tenant as reasonably practicable and (save in emergency) on reasonable prior written notice and subject to making good any physical damage caused.





                                                                       Page--38-

                        THE FOURTH SCHEDULE - WARRANTIES

       DATE                 DOCUMENT                                      PARTIES

    04.02.1999       Sub Contractor's Warranty               Southdown Construction Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    04.02.1999       Sub Contractor's Warranty               Schindler Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    04.02.1999       Sub Contractor's Warranty               Roger Wilde Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    04.02.1999       Sub Contractor's Warranty               Kvaerner Rashleigh Wetherfoil Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    04.02.1999       Sub Contractor's Warranty               James Gibons Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    04.02.1999       Sub Contractor's Warranty               Composit Structures Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    04.02.1999       Specialist Supply Warranty              Bison Concrete Products Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

                                                                       Page--39-

    04.02.1999       Sub Contractor's Warranty               Airteck Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    05.03.1999       Sub Contractor's Warranty               Construction Elements & Contracting (trading as Pollards
                                                             Fyrespan) (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    08.01.1999       Environmental Consultant's Warranty     Mott Macdonald Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Helical Bar Developments (South East) Limited (3)
                                                             Scottish Widows Fund & Life Assurance Society (4)

    04.02.1999       Sub Contractor's Warranty               Sky Roofing Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Bryant Construction Southern Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    18.01.1999       Sub Contractor's Warranty               Bryant Construction Limited (1)
                                                             Bryant Construction Group Plc (2)
                                                             Tektronix (UK) Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    18.01.1999       Contractor's Warranty                   Bryant Construction Limited (1)
                                                             Bryant Construction Group Plc (2)
                                                             Tektronix (UK) Limited (3)
                                                             Helical Bar Developments (South East) Limited (4)

    18.01.1999       Planning Supervisor's Warranty          Bucknall Austin Plc (1)
                                                             Tektronix (UK) Limited (2)
                                                             Helical Bar Developments (South East) Limited (3)

    18.01.1999       Quantity Surveyor's Warranty            Bucknall Austin Plc (1)
                                                             Tektronix (UK) Limited (2)
                                                             Helical Bar Developments (South East) Limited (3)

                                                                       Page--40-

    18.01.1999       Architect's Warranty                    Hamilton Associates Architects Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Helical Bar Developments (South East) Limited (3)
    18.01.1999       Structural Engineer's Warranty          Mott Macdonald Limited (1)
                                                             Tektronix (UK) Limited (2)
                                                             Helical Bar Developments (South East) Limited (3)




                                                                       Page--41-

                     THE FIFTH SCHEDULE - THE SERVICE CHARGE

1 In this Schedule unless the context requires otherwise the following words and expressions mean:

         THE PROVISIONAL SUM means a provisional sum in respect of the Tenant's Proportion for the relevant Account Year which in the case of the first Account Year shall be determined by the Landlord and in respect of any subsequent Account Year shall be a sum equal to the actual service charge paid by the Tenant in the Account Year immediately preceding the relevant Account Year

         THE SERVICES: the services listed in paragraph 13 of this Schedule;

         THE EXPENDITURE: all costs, expenses and outgoings whatsoever reasonably and properly incurred by the Landlord in providing or procuring the provision of all or any of the Services in respect of the Common Parts or the Building (as appropriate) including:

         (1) the reasonable fees of the Landlord for any of the Services undertaken by the Landlord or an employee of the Landlord and not by a third party;

         (2) any VAT payable on any costs, expenses or outgoings in respect of the Services or any other supply to the Landlord in connection with the Services;

         THE SURVEYOR: any person or firm appointed by or acting for the Landlord (who may be an employee of the Landlord or the person or firm appointed by the Landlord to manage the Building) Provided That any person or the majority of the partners of any firm concerned shall be an Associate or Fellow of the Royal Institution of Chartered Surveyors or the Incorporated Society of Valuers and Auctioneers;

         THE TENANT'S PROPORTION: a reasonable and proper proportion of the Expenditure properly attributable to the Premises to be determined by the Landlord or the Surveyor acting reasonably;

         THE ACCOUNT YEAR: the annual period nominated by the Landlord at any time for the purposes of this Schedule and may include or comprise any such part of an annual period as occurs at the commencement or expiration of the Term.

2        The Landlord will carry out those services detailed in paragraphs 13.1,
         13.2 and 13.3 below but the Landlord shall not be liable to the Tenant for:


                                                                       Page--42-

                  2.1.1 any interruption to any service because of maintenance of, damage to or destruction of any equipment, breakdown, inclement weather, shortage of materials or labour or any other cause at all outside the Landlord's immediate control;

                  2.1.2 any act, omission or negligence of any of the Landlord's employees or contractors in connection with the provision of any service;

                  2.1.3 any disrepair or failure to supply any service unless the Tenant has already given written notice of it to the Landlord.

                  Provided that the Landlord shall use reasonable endeavours to keep any interruption disrepair or failure to supply a service to a minimum.

3 The Landlord will arrange for proper records to be kept in respect of the Expenditure and as soon as practicable after the end of each Account Year and in any event within 3 months thereof will arrange for the preparation and submission to the Tenant of a statement ("the Statement") showing a summary of the Expenditure for that Account Year together with the Tenant's Proportion such account itemising the different heads of expenditure and any balance payable by or due to the Tenant allowance being made for any Provisional Sum made

4 For a period of two months from the date of submission of the Statement t the Landlord shall if so required by the Tenant make available for inspection at the Building during Business hours copies of all available vouchers receipts invoices or other documentary evidence sufficient to enable the Tenant to verify the accuracy of the Statement

5 During each Account Year the Tenant shall pay the Provisional Sum in respect of the Tenant's Proportion for each Account Year such sum to be paid by equal payments in advance on the Rent Days the first payment, being a proportionate sum in respect of the period from the commencement date of the Term to the Rent Day immediately after the date of this Lease, to be paid on the execution of this Lease.

6        When the Tenant's Proportion for each Account Year is finally fixed:

         6.1 if it exceeds the Provisional Sum paid by the Tenant the excess shall be paid to the Landlord within 14 days of written demand;

         6.2 if it is less than the Provisional Sum paid by the Tenant the overpayment shall be credited to the Tenant's account for the then current Account Year or if the Term has come to an end shall be repaid to the Tenant within 14 days


                                                                       Page--43-

7 The Expenditure shall not contain any costs expenses or outgoings attributable to any period prior to the commencement of the Term

8 This Schedule shall continue to apply even though the Term has come to an end but only in respect of the period down to the End of the Term.

9 If the Tenant disputes any demand made by the Landlord for payment of monies under this Schedule, whether or not the dispute is to be referred to a surveyor appointed pursuant to paragraph 10 below, it shall, even though there is a dispute, pay the monies demanded to the Landlord in accordance with this Schedule and on the final resolution of the dispute (whether by a surveyor or otherwise) the Landlord shall repay to the Tenant any excess which is found to have been paid.

10

         10.1 If the parties are unable to resolve any such disagreement or dispute either party may refer the matter for determination by an independent surveyor to be agreed upon by the parties who shall be a suitably qualified and experienced surveyor generally recognised in the market as a specialist in shopping centre service charge or (if the parties are unable to agree) to an independent surveyor nominated at the request of either party by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors (whose nomination and decision shall be binding on the parties

         10.2 Such surveyor shall act in accordance with the provisions set out in clauses 10.3 to 10.5

         10.3 If the said surveyor should decide that the Landlord cannot justify payment by the Tenant of the disputed sum then it shall forthwith be repaid to the Tenant by the Landlord with interest at 3% below the Interest Rate from payment until repayment

         10.4 The appointment of such surveyor shall be upon terms that he shall afford to the Landlord and to the Tenant an opportunity to make representations to him

         10.5 If the surveyor shall die delay or become unwilling to act or incapable of acting for any other reason and if on the application of either the Landlord or the Tenant the President for the time being of the Royal Institution of Chartered Surveyors of the person acting on his behalf shall in his discretion think fit he may by writing discharge the surveyor and appoint another in his place

                                                                       Page--44-

11 Subject to paragraph 2 of this Schedule the inclusion of a service in this Schedule does not impose any obligation on the Landlord to provide it.

12 In the calculation of any capital expenditure to be included in the Expenditure the Landlord shall take into account the deemed useful life of the item and with regard to the Term of this Lease

13       The Services:

         13.1 Inspecting, maintaining, repairing, amending, altering and (where such items are beyond economic repair) reinstating or renewing and (where appropriate) decorating, treating, cleaning, heating, lighting and supplying the Utilities (including hot water) to the Common Parts or the Building or any part of it (but excluding any repairs, maintenance, renewal or reinstatement of the roof of the Building or the Excluded Parts) and for the avoidance of doubt (and without liability for the generality of the foregoing) to ensure the Premises are wind and water tight.

         13.2 The provision, maintenance, repair, and (where such items are beyond economic repair) replacement, renewal and operation of any:

                  13.2.1    lifts and lift machinery;

                  13.2.2 air conditioning, air handling, heating, cooling and ventilation plant, machinery and systems;

                  13.2.3    window cleaning plant and machinery;

                  13.2.4 mechanical, electrical, lighting, security, CCTV, emergency, fire detection, fire prevention, fire fighting, alarm, telephone, public address, sprinkler, control and monitoring systems and equipment and any other systems, equipment or plant of any type;

                  13.2.5 notice boards, signage and marking out (whether to areas used by vehicles or otherwise) of any type;

                  13.2.6    escape routes; and

                  13.2.7    floor and wall coverings

                  that are at any time deemed reasonably necessary by the Landlord.

                                                                       Page--45-

         13.3 Paying all existing and future rates, taxes, assessments, duties, charges, impositions and outgoings of any type charged, assessed or imposed on the Common Parts or the Building or on any part of them or on the owner or occupier of them or any of them or on the provision of the Services or the Utilities and whether or not of a capital or non-recurring nature.

         13.4 Keeping books of account and management records in respect of the Services and the preparation and auditing of those accounts and the preparation and service of all notices and statements in respect of the Services.

         13.5 Employing the Surveyor and any other surveyor, accountant, agent, solicitor or other professional or adviser employed or retained in connection with the Services or anything arising in relation to them.

         13.6 Employing managing agents in respect of the Building but excluding where such agents collect rent in relation to other tenants in the Building.

         13.7 Providing any services, equipment and staff that are at any time deemed reasonably necessary by the Landlord for the efficient care, security and administration of the Common Parts or the Building and/or the provision of the Services including staff remuneration and the payment of all National Health and Insurance contributions and other payments required by law to be paid by employers, pensions or other payments or benefits in kind (whether or not ex-gratia) and the provision of any clothing and materials required by any staff for the proper performance of their duties.

         13.8 Maintaining third party, employers' liability, public liability and other insurances and insuring all apparatus, equipment and other items at any time used or kept in on or forming part of the Common Parts or the Building (but not any lettable parts of the same).

         13.9 Inspecting and valuing the Common Parts or the Building and any items in or on them for insurance purposes but not more than once in any year.

         13.10 The removal of refuse and the provision and maintenance of refuse disposal equipment.

         13.11 The making and promulgation of any regulations for, or in connection with, the proper use of the Common Parts or the Building but not the enforcement of them.

         13.12 Abating any private or public nuisance save where an individual tenant is in breach of its lease in relation to the same.


                                                                       Page--46-

         13.13 Providing any additional service and making any other payment that the Landlord at any time deems reasonably necessary for, or incidental to, the provision of the Services or for the proper care, maintenance or good management of the Common Parts or the Building. provided that such services are carried out or provided in accordance with the principles of good estate management and provided further that the Expenditure shall not include:-

                           (a) any fees and expenses attributable to the collection of rents or other sums due from the tenants or occupiers of the Building

                           (b) the costs of reviews of rent and lettings at the Building

                           (c) the costs and expenses of making good any damage caused by any of the Insured Risks (or by terrorism where an Insured Risk) unless any of the insurance monies are irrecoverable as a result of any act or default of the Tenant any undertenant their respective employees agents or licensees or anyone at the Premises with their express or implied authority and provided further that if the insurance monies are insufficient to reinstate or rebuild the Premises the Landlord shall be entitled to recover the difference from the tenants at the Building by way of service charge





                                                                       Page--47-

                     THE SIXTH SCHEDULE - RESTAURANT CHARGE

1        Definitions

         ACCOUNT YEAR: the annual period nominated by the Landlord for the purposes of this Schedule;

         THE RESTAURANT EXPENDITURE: all proper costs and expenses (excluding rent and business rates reasonably and properly incurred by the Landlord in providing a restaurant at the Building;

         THE TENANT'S PROPORTION: the percentage of the Restaurant Expenditure properly attributable to the Premises as the Landlord decides acting reasonably and properly not exceeding 39.5% of the Restaurant Expenditure;

2 The Landlord will arrange for proper records to be kept in respect of the Restaurant Expenditure and will as soon as reasonably practicable after the end of each Account Year and in any event within 3 months thereof arrange for the preparation and submission to the Tenant of an account showing a summary of the Restaurant Expenditure for the Account Year itemising the different heads of expenditure together with details of the Tenant's Proportion.

3

         3.1 The Tenant shall pay a provisional sum in respect of the Tenant's Proportion for each Account Year which in the case of the first Account Year shall be Pound Sterling65,000 exclusive of VAT and in respect of each subsequent Account Year is to be a sum equal to the Tenant's Proportion relating to the Account Year immediately preceding the relevant Account Year by equal payments in advance on the usual quarter days, being a proportionate sum in respect of the period from the commencement date of the Term to the next usual quarter day after that to be paid on the execution of this Lease.

         3.2 When the Tenant's Proportion for each Account Year is finally fixed:

                  3.2.1 if it exceeds the provisional sum paid by the Tenant the excess shall be paid to the Landlord within 14 days of written demand;

                  3.2.2 if it is less than the provisional sum paid by the Tenant the overpayment shall be reimbursed to the Tenant within 14 days of demand.

4 If there is any dispute in relation to this Schedule, this dispute will be referred at the request of either party to a professionally qualified surveyor who shall act as an arbitrator under the provisions of the Arbitration Act 1996, the identity of such surveyor to be agreed between the


                                                                       Page--48-
         parties or in the absence of agreement by the President for the time being of the Royal Institution of Chartered Surveyors or his duly authorised deputy.

5 The Tenant may at any time by serving not less than one month's notice in writing on the Landlord terminate its use of the Restaurant and on the expiry of such notice its obligations under this Schedule will cease without prejudice to any antecedent breach of the provisions of this Schedule.

6 The Landlord shall be under no obligation to provide any particular standard of service to the Tenant and shall have no liability to the Tenant for any times during which the Restaurant is unavailable for use.

7 The Tenant agrees that the Landlord shall be at liberty to cease running the Restaurant at any time whether temporarily or permanently and the Tenant shall have no liability under this schedule to pay for any expenditure incurred by the Landlord whilst the Restaurant is not operational.




                                                                       Page--49-

EXECUTED as a Deed (but not delivered      )

until the date hereof) by                  )

IGE ENERGY SERVICES (UK) LIMITED           )

acting by a director and its secretary     )

or two directors                           )

                                           Director

                                           /s/ Auysan Clem [Illegible signature]



                                           Secretary/Director

                                           /s/ R. Cel [Illegible signature]







EXECUTED as a Deed (but not delivered      )

until the date hereof) by                  )

MANHATTAN ASSOCIATES LIMITED               )

acting by a director and its secretary     )

or two directors                           )



                                           Director

                                           Secretary/Director



                                                                       Page--50-

SIGNED as a Deed (but not delivered        )

until the date hereof) on behalf of        )

MANHATTAN ASSOCIATES, INC.                 )

a company incorporated in Georgia,         )

United States of America                   )

by [full names of people signing]          )

being [a] person[s] who [is]/[are] in      )

accordance with the laws of that territory )

acting under the authority of the Company  )





Authorised Signatory

[Authorised Signatory]


                                                                       Page--51-